Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the subsidiaries of Provident Bancorp, Inc.:


           Name                                     State of Incorporation

           Provident Bank                                  Federal
                          |
           Provest Services Corp. I                        New York
           Provest Services Corp. II                       New York
           Provident REIT, Inc.                            New York
           Provident Municipal Bank                        New York





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